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                                                                   EXHIBIT 10.39

                        SOUTH CENTRAL POOL SUPPLY, INC.

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT is made as of January 25, 1999, between South Central Pool Supply, Inc., a Delaware corporation (the "Company"), SCP Pool Corporation
                                                -------
("Parent") and Manuel J. Perez de la Mesa ("Executive").  Capitalized terms used
  ------                                    ---------
herein and not otherwise defined  have the definitions set forth in paragraph 9.

          WHEREAS, the Company is the nation's leading independent distributor of swimming pool equipment, maintenance supplies, building materials, chemicals, accessory items and related leisure products;

          WHEREAS, the Company engages in marketing and promoting such products to both retailers and end-users as of the date hereof in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, Tennessee, Texas, Virginia, Washington and the United Kingdom; and

          WHEREAS, the Company opens or acquires new locations from time to time and may expand its marketing and sales of such products into states and other areas in which the Company does not currently operate;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment.  The Company shall employ Executive, and Executive
               ----------
hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on February 1, 1999 (the "Commencement Date") and ending as provided in paragraph 4 hereof (the
 -----------------
"Employment Period").
 -----------------

          2.   Position and Duties.
               -------------------

          (a) During the Employment Period, Executive shall render such administrative, sales, marketing and other executive and managerial services to the Company and its Subsidiaries as the Company's board of directors (the "Board") may from time to time direct.
 -----

          (b) Executive shall report to the Company's Chairman, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.
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          (c)  For purposes of this Agreement, "Subsidiaries" shall mean any
                                                ------------
corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

          3.   Base Salary and Benefits.
               ------------------------

          (a) During the Employment Period, Executive's base salary shall be $200,000, or such greater rate as the Compensation Committee of the Parent's Board of Directors (the "Compensation Committee") may designate from time to
                         ----------------------
time (the "Base Salary"), which salary shall be payable in regular bi-weekly
           -----------
installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

          (b) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, including without limitation the SCP Pool Corporation Employee Stock Purchase Plan. Executive shall receive a car allowance of $700 per month or such other amount as determined from time to time under the Company's automobile allowance policy.

          (c) The Compensation Committee shall grant to Executive under the Parent's 1998 Stock Option Plan non-qualified options to purchase 50,000 shares of Common Stock of the Parent during the first fiscal quarter of each of 1999, 2000 and 2001. The exercise price of such options shall be the fair market value as determined by the Compensation Committee on the date of each respective grant. Each grant of options shall vest 5 years from the date of grant, except in the case of a Change of Control of the Parent or termination of Executive for reasons other than Cause, in which cases any granted options shall vest immediately.

          (d) The Executive shall be fully eligible for bonuses as awarded by the Compensation Committee in its discretion following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's operating results during such year. During the first year of employment, Executive shall be eligible for a bonus of 50% of Base Salary upon the Compensation Committee's determination that specified performance goals have been met (or such greater amount as the Compensation Committee determines in its discretion if such goals are exceeded).

          (e) Upon the execution of this Agreement, the Compensation Committee shall grant to Executive under the Parent's 1998 Stock Option Plan non-qualified options to purchase 20,000 shares of Common Stock of the Parent. Such options shall vest immediately, shall have an exercise price equal to the fair market value of the Common Stock as determined by the Compensation Committee, and shall be exerciseable for a period of 30 days after the date of grant.

          (f) Upon the execution of this Agreement, the Compensation Committee shall grant to Executive under the Parent's 1998 Stock Option Plan non-qualified options to purchase 30,000 shares of Common Stock of the Parent. Such options shall have an exercise price equal to

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$0.01 per share. As more fully described in the stock option agreement accompanying such grant, twenty percent (20%) of such options shall vest over each of the five anniversaries following the date of grant, except in the case of a Change of Control of the Parent or termination of the Executive for reasons other than Cause, in which case the granted options shall vest immediately. In addition, such options shall have as a condition to exercise a requirement that Executive shall have exercised the option set forth in paragraph 3(e) above for 20,000 shares of Common Stock.

          (g) During January 2000, the Compensation Committee shall grant to Executive under the Parent's 1998 Stock Option Plan non-qualified options to purchase 30,000 shares of Common Stock of the Parent. Such options shall have an exercise price equal to $0.01 per share. As more fully described in the stock option agreement accompanying such grant, twenty percent (20%) of such options shall vest over each of the five anniversaries following the date hereof, except in the case of a Change of Control of the Parent or termination of the Executive for reasons other than Cause, in which case the granted options shall vest immediately. In addition, such options shall have as a condition to exercise a requirement that Executive shall have exercised the option set forth in paragraph 3(e) above for 20,000 shares of Common Stock.

          (h) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (i) The Company shall reimburse Executive for reasonable expenses incurred in traveling to Louisiana to locate permanent housing and moving expenses. The Company shall reimburse Executive for reasonable temporary housing and commuting expenses incurred between the Commencement Date and June 30, 1999.

          4.   Termination.
               -----------

          (a) The Employment Period shall continue until Executive's resignation, death or disability or other incapacity (as determined by the Board) or until the Board determines to terminate Executive's employment with the Company.

          (b) In the event of Executive's resignation or termination for Cause (as defined below), Executive shall not be entitled to receive his Base Salary (or any fringe benefits or bonuses) for periods after the termination of the Employment Period.

          (c) Upon any termination other than Executive's resignation or termination for Cause (including termination in connection with a Change of Control of the Parent) on or before the second anniversary of the Commencement Date, Executive shall be entitled to receive his Base Salary (but not any fringe benefits or bonuses) for a period of 1 year thereafter, subject to the following limitations:

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               (i)  Executive shall be entitled to receive the Base Salary during such period if and only if Executive has executed and delivered to the Company a release of employment-related claims against the Company in a form acceptable to the Company.

               (ii) Executive shall be entitled to receive the Base Salary during such period if and only if Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof.

          (d) Upon any termination other than Executive's resignation or termination for Cause (including termination in connection with a Change of Control of the Parent) after the second anniversary of the Commencement Date, Executive shall be entitled to receive his Base Salary (but not any fringe benefits or bonuses) for a period of six months year thereafter, subject to the limitations set forth in subparagraphs 4(c)(i) and (ii) above.

          (e) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes to the Company, the Parent or their Subsidiaries against any amounts it owes Executive hereunder.

          5.   Confidential Information.  Executive acknowledges that the
               ------------------------
information, observations and data obtained by him while employed by the Company, its Parent and their Subsidiaries concerning the business or affairs of the Company, the Parent or any of their Subsidiaries ("Confidential
                                                       ------------
Information") are the property of the Company, its Parent or such Subsidiary.
-----------
Executive acknowledges that the Company has a protectable interest in the Confidential Information. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, the Parent or any Subsidiary which he may then possess or have under his control.

          6.   Inventions and Patents.  Executive acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's, the Parent's or any of their Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company, the Parent or their Subsidiaries ("Work Product") belong to the Company, the Parent or such
               ------------
Subsidiary. Executive acknowledges that the Company has a protectable interest in the Work Product. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the

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Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.   Non-Compete, Non-Solicitation.  In further consideration of the
               -----------------------------
compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's, the Parent's and their Subsidiaries' trade secrets and with other Confidential Information concerning the Company, the Parent and their Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company, the Parent and their Subsidiaries. Therefore, Executive agrees that:

          (a) During the Employment Period and for two years thereafter (the "Noncompete Period"), Executive shall not, within a 100-mile radius of any
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location where the Company or any of its Subsidiaries has an office or facility, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, the Parent or their Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, its Parent or any Subsidiary to leave the employ of the Company, its Parent or such Subsidiary, or in any way interfere with the relationship between the Company, its Parent or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company, its Parent or any Subsidiary within 180 days prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company, its Parent or any Subsidiary to cease doing business with the Company, its Parent or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, its Parent or any Subsidiary (including, without limitation, making any negative statements or communications about the Company, its Parent or any Subsidiary), (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, the Parent or any Subsidiary and with which the Company, the Parent or any Subsidiary has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, the Parent or any Subsidiary in the two-year period immediately preceding the termination of Executive's employment with the Company.

          (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord

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as to their necessity for the reasonable and proper protection of the Company.
The Executive expressly acknowledges and agrees that each and every restriction imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

          (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          (e) Executive acknowledges that the provisions of this paragraph 7 are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in this paragraph 7 do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, the Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to Executive of its enforcement by injunction or otherwise.

          8.   Executive's Representations.  Executive hereby represents and
               ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          9.   Certain Definitions.
               -------------------

          (a)  For purposes of this Agreement, "Cause" shall mean (i) the
                                                -----
commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company, the Parent or any of their Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company, the Parent or any of their Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company, the Parent or any of their Subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

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          (b) For purposes of this Agreement, a "Change of Control" shall mean
                                                 -----------------
the occurrence of any of the following:

               (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as
                                                       ------------
     used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
     Section 13(d) of the Exchange Act but excluding the Parent, the Company and any Subsidiary, any existing stockholders of the Parent on the effective date of the Plan and any employee benefit plan sponsored or maintained by the Parent or any of its Subsidiaries (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), after the effective date of the Plan, of securities of the Parent representing 20 percent or more of the combined voting power of the Parent's then outstanding securities;

               (ii) When, during any period of 24 consecutive months during the existence of the Parent's 1998 Stock Option Plan, the individuals who, at the beginning of such period, constitute the Parent's Board of Directors (the "Incumbent Directors") cease for any reason other than death to
           -------------------
     constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or by prior operation of this provision;

               (iii) the stockholders of the Parent approve a merger or consolidation of the Parent with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Parent is not affected and following which the Parent's chief executive officer and directors retain their positions with the Parent (and constitute at least a majority of the Parent's Board of Directors); or

               (iv) the stockholders of the Parent approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all the Parent's assets.

          10.  Survival.  Paragraphs 5, 6 and 7 and paragraphs 10 through 17
               --------
shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

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

          11.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------
          Manuel J. Perez de la Mesa
          15885 West Prestwick Place
          Miami Lakes, FL 33104

          Notices to the Company:
          ----------------------
          South Central Pool Supply, Inc.
          109 Northpark Boulevard
          Covington, LA 70433
          Attn.: Wilson B. Sexton

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          12.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14.  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          15.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          16.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and

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

assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          17.  CHOICE OF LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          18.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                             *    *    *    *    *

                                       9
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    SOUTH CENTRAL POOL SUPPLY, INC.

                                    By /s/ WILSON B. SEXTON
                                       --------------------
                                    Its:Chairman and Chief Executive Officer


                                    /s/ MANUEL PEREZ DE LA MESA
                                    ---------------------------
                                    MANUEL PEREZ DE LA MESA



AGREED AND ACCEPTED:

SCP POOL CORPORATION

By /s/ WILSON B. SEXTON
   --------------------
Its: Chairman and Chief Executive Officer